Exhibit 1.1

BARINGS BDC, INC.

$300,000,000 Aggregate Principal Amount 7.000% Notes due 2029

UNDERWRITING AGREEMENT

 February 7, 2024

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172

BMO Capital Markets Corp.
151 W 42nd St.
New York, New York 10036

Fifth Third Securities, Inc.
38 Fountain Square Plaza
Cincinnati, Ohio 45263

As Representatives of the
several Underwriters named
in Schedule A hereto

Ladies and Gentlemen:

Barings BDC, Inc., a Maryland corporation (the “Company”), proposes to issue and sell $300,000,000 aggregate principal amount of 7.000% Notes due 2029 (the “Securities”). It is understood that, subject to the conditions hereinafter stated, the Securities will be sold by the Company to the several underwriters named in Schedule A hereto (the “Underwriters”) in connection with the offer and sale of such Securities. Wells Fargo Securities, LLC, BMO Capital Markets Corp., Fifth Third Securities, Inc., and SMBC Nikko Securities America, Inc. shall act as the representatives of the Underwriters (the “Representatives”).

The Securities are to be issued pursuant to an Indenture, dated as of November 23, 2021 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, to be dated as of February 12, 2024 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be entered into between the Company and U.S. Bank Trust Company, National Association as trustee (the “Trustee”). The Securities will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) dated November 22, 2021, between the Company and DTC.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-273253), including a related base prospectus, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement became effective upon filing with the Commission on July 14, 2023. The Company has also filed with the Commission a preliminary prospectus supplement, dated February 7, 2024, together with the base prospectus, dated July 14, 2023 (collectively, the “Preliminary Prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission promulgated under the Act (such provisions, the “Act Regulations”) and Rule 424(b) of the Act Regulations. The information included or incorporated by reference in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Unless the context otherwise requires, such registration statement, including all documents filed as part thereof and any Rule 430B Information contained in a prospectus supplement subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement, and also including any registration statement filed pursuant to Rule 462(b) under the Act Regulations, is herein called the “Registration Statement.” The final prospectus supplement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), which will include the base prospectus, dated July 14, 2023, together with the final prospectus supplement, is herein called the “Prospectus.” All references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the Act or such other rule under the Act as may be applicable to the Company, shall be deemed to mean and include, without limitation the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of the Applicable Time (as defined below). Any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is hereinafter called an “Issuer Free Writing Prospectus.” Any press releases or similar written materials meeting the definition of an “advertisement” as set forth in Rule 482 under the Act, the use of which has been consented to by the Representatives, is herein called “Rule 482 Material.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

A Form N-54A Notification of Election filed pursuant to Section 54(a) of the Investment Company Act (as defined below) (File No. 814-00733) (the “Notification of Election”) was filed with the Commission on November 3, 2006 under the Investment Company Act of 1940, as amended, and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “Investment Company Act”).

The Company has entered into the Third Amended and Restated Investment Advisory Agreement, dated as of June 24, 2023 (the “Investment Advisory Agreement”), with Barings LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”). The Company has also entered into an Administration Agreement, dated as of August 2, 2018 (the “Administration Agreement”), with the Adviser.

As used in this Agreement:

“Applicable Time” means 4:00 P.M., New York City time, on February 7, 2024 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means (i) the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectuses, and (iii) the information contained in the documents listed on Schedule B hereto.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i) the Company is eligible to use Form N-2. The Registration Statement became effective upon filing with the Commission and any amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus (including the Preliminary Prospectus) or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Act against the Company or related to the offering of Securities have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied and will comply in all material respects with the requirements of the Act, the Act Regulations and the Investment Company Act. The Preliminary Prospectus, the Rule 482 Material, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act, the Act Regulations and the Investment Company Act. The Preliminary Prospectus, the Rule 482 Material that is required to be filed with the Commission pursuant to Rule 482 of the Act and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; Rule 482 Material, as of its issue date and at all subsequent times through the completion of this offering and sale of the Securities, did not, does not and will not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified;

The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Preliminary Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed or will conform in all material respects to the requirements of the Exchange Act.

(ii) neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time contained, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) the Preliminary Prospectus, when considered together with the General Disclosure Package, (C) any individual Free Writing Prospectus, (D) the Rule 482 Material, when considered together with the General Disclosure Package, nor (E) any investor presentation or “road show” presentation undertaken in connection with the marketing of the Securities, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee or (ii) to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representatives expressly for use in the Registration Statement, General Disclosure Package or Prospectus. For purposes of this Agreement the only information so furnished shall be the information in the first and third sentences of the fifth paragraph under the caption "Underwriting," the information in the first, second and fifth sentences of the eleventh paragraph under the heading “Underwriting,” and the information in the first sentence of the twelfth under the heading “Underwriting,” in each case contained in the Prospectus (collectively, the “Underwriter Information”). Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information furnished to the Company in writing by an Underwriter through the Representatives expressly for use in the General Disclosure Package;

(iii) (A) the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto, nor any investor presentation or other written communications in connection with the marketing of the Securities, without the Representatives’ prior written consent.  The Company shall furnish to the Representatives, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Representatives may reasonably request. If at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the Closing Time) there occurred an event or development as a result of which any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus, and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus without the Representatives’ prior written consent; (B) no Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus that has not been superseded or modified; and (C) the Company represents and agrees that, without the prior consent of the Representatives, it has not made and shall not make any offer relating to the Securities that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule B hereto;

(iv) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto) (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) at the time they were or hereafter are filed with the Commission, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) the Company has not distributed or approved for distribution the Rule 482 Material other than those listed on Exhibit B hereto;

(vi) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer; the Company was or is (as the case may be) a “well-known seasoned issuer,” as defined in Rule 405, at the times specified in the Act in connection with the offering of the Securities;

(vii) the Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has full power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and has or had full power and authority to execute and deliver this Agreement, the Indenture, the 2029 Notes, the DTC Agreement, the Investment Advisory Agreement and the Administration Agreement, and the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(viii) the Company does not own any real property; the Company has no subsidiaries that are a “Significant Subsidiary” within the meaning of such term as defined in Rule 1-02 of Regulation S-X of the Commission other than those listed on Schedule C hereto (each a “Significant Subsidiary” and collectively the “Significant Subsidiaries”); each of the Significant Subsidiaries has been duly organized, is validly existing as a limited liability company or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, has the power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Significant Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties, except as pledged as collateral under that certain senior secured revolving credit facility with ING Capital LLC, as administrative agent, and the lenders party thereto; the Significant Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect;

(ix) (i) the Company has as adjusted authorized and outstanding shares of capital stock as set forth in the section of the Prospectus entitled “Capitalization”; (ii) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive right or right of first refusal; and (iii) as of January 31, 2023, the Company’s total consolidated indebtedness was as set forth in the Prospectus;

(x) this Agreement has been duly authorized, executed and delivered by the Company;

(xi) the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company;

(xii) the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; provided, however, that the Company makes no representation or warranty with respect to the validity or enforceability of any obligations that may be limited by the applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);

(xiii) the Second Supplemental Indenture has been duly authorized, and on the Closing Date, will be executed and delivered by the Company and when duly authorized, executed and delivered by the Trustee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(xiv) the DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(xv) the Securities have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respect to the statements relating thereto contained in the General Disclosure Package and the Prospectus;

(xvi) no person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;

(xvii) neither the Company nor any Subsidiary is (A) in violation of its charter, by-laws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, (B) in breach of (nor has any event occurred that, with notice or lapse of time or both, would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect;

(xviii) the execution, delivery and performance by the Company of this Agreement, the Indenture, the 2029 Notes and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (A) violate the charter, by-laws or other organizational documents of the Company, or (B) result in any breach of (nor has any event occurred that, with notice, lapse of time or both, would reasonably be expected to result in any breach, violation or contravention) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have a Material Adverse Effect and, with respect to clause (C), to the extent such violation would not reasonably be expected to have a Material Adverse Effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement, the Indenture, the Registration Statement, the General Disclosure Package and the Prospectus;

(xix) no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been made or obtained for the filing of a Form T-1 by the Company with the Commission to qualify the Indenture under the Trust Indenture Act and (B) as set forth in the Registration Statement, General Disclosure Package and the Prospectus, (i) no person has the right to act as an underwriter or as a financial adviser to the Company in connection with the offer and sale of Securities, and (ii) there are no contracts, agreements or understandings between the Company and any person that would grant such person the right to require the Company to describe or include as exhibits such agreement in the Registration Statement, General Disclosure Package or the Prospectus if the offering of the Securities was pursuant to a registration under the Act;

(xx) each of the Company and each of its subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxi) all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements or documents that would be required to be described in the Registration Statement, General Disclosure Package or the Prospectus or that would be required to be filed as exhibits to the Registration Statement, General Disclosure Package or the Prospectus if the Securities were offered pursuant to a registration under the Act, have been so described in the Registration Statement, General Disclosure Package or the Prospectus;

(xxii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or threatened to which the Company or its subsidiaries, or, to the Company’s knowledge, any of their respective directors, managing members or officers, is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or its subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(xxiii) (A) The Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective and the Company has not withdrawn such election and, to the Company’s knowledge, the Commission has not ordered such election to be withdrawn nor, to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; (B) the provisions of the corporate charter and by-laws of the Company and the investment objectives, policies and restrictions of the Company described in the Prospectus, assuming they are implemented as described, comply in all material respects with the requirements of the Investment Company Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations promulgated thereunder, except as is not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect;

(xxiv) KPMG LLP (“KPMG”), whose reports on the audited consolidated financial statements of the Company are filed with the Commission and included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus, is an independent registered public accounting firm within the applicable rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(xxv) the consolidated financial statements of the Company and the Significant Subsidiaries included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Significant Subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); and the financial highlights information included or incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Registration Statement, General Disclosure Package and Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off balance sheet obligations), not disclosed in the Registration Statement, General Disclosure Package and Prospectus; and all disclosures contained in the Registration Statement, General Disclosure Package and Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable. Subsequent to the date of the most recent financial statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Significant Subsidiaries;

(xxvi) each of the Company and of its subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is used in the Investment Company Act;

(xxvii) each of the Company and its subsidiaries owns, or has obtained valid and enforceable licenses for or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has received written notice or is otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would reasonably be expected to result in a Material Adverse Effect;

(xxviii) the Company maintains insurance covering its operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company reasonably expects such insurance will be fully in force on the Closing Time;

(xxix) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxx) the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xxxi) neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plans will not be deemed a violation of this paragraph;

(xxxii) the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Registration Statement, the General Disclosure Package and the Prospectus from such sources to the extent required;

(xxxiii) to the Company’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority and any of the Company’s officers or directors, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(xxxiv) (A) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) the approvals by the board of directors and the shareholders of the Company of the Investment Advisory Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(xxxv) except as disclosed in the Registration Statement and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(xxxvi) the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the Commission’s published rules promulgated thereunder;

(xxxvii) (A) each of the Company and the Significant Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and (B) the Company has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(xxxviii) the operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conducts business, and the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened;

(xxxix) neither the Company nor any of its subsidiaries, nor any director, officer, employee or controlled affiliate thereof, nor, to the Company’s knowledge, any agent or representative thereof is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”) or of the U.K. Bribery Act 2010 and the rules and regulations promulgated thereunder (the “U.K. Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment, giving or receipt of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act or other applicable anti-corruption laws, and the Company, its subsidiaries and their affiliates have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act and other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-corruption laws; and neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(xl) neither the Company nor any of its subsidiaries, nor any director, officer, employee or controlled affiliate thereof, nor, to the knowledge of the Company, any representative or agent thereof (A) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (B) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson, Cuba, Iran, North Korea, Russia and Syria (collectively, “Sanctioned Territories” and each, a “Sanctioned Territory”) or (C) will directly or knowingly indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Underwriters) use the proceeds of the issuance and sale of Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity in any manner to fund or facilitate any activities of or business with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Territory, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an underwriter, adviser, investor or otherwise). Neither the Company nor any of its subsidiaries have knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Territory, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Territories;

(xli) the Company and the Significant Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) provided by the Adviser are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Significant Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Significant Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Significant Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xlii) the interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xliii) there are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required; and

(xliv) any certificate signed by any duly appointed officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company as to matters covered thereby to each Underwriters.

(b) Representations and Warranties of the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below) and agrees with each Underwriter, as follows:

(i) the Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement; the Adviser had full power and authority to execute and deliver the Investment Advisory Agreement and the Administration Agreement, as applicable, and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser Material Adverse Effect”);

(ii) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(iii) there are no actions, suits, claims, proceedings or, to the Adviser’s knowledge, investigations pending or, to the knowledge of the Adviser, threatened to which the Adviser or, to the knowledge of the Adviser, any of its respective officers, partners, or members are or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser, (A) have, individually or in the aggregate, an Adviser Material Adverse Effect or (B) prevent the consummation of the transactions contemplated hereby;

(iv) the Adviser is not (A) in violation of its limited liability company operating agreement or (B) in breach of (nor has any event occurred that, with notice or lapse of time or both, would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect;

(v) the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement, the consummation of the transactions contemplated hereby and thereby and the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (A) violate the limited liability company operating agreement of the Adviser or (B) result in any breach of (nor has any event occurred that, with notice, lapse of time or both, would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (C) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (B) and (C), to the extent that any such breach or violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under), (D) the Adviser’s limited liability company operating agreement, (E) other organizational documents of the Adviser, (F) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (G) any law, regulation, rule or any decree, judgment or order applicable to the Adviser, except, with respect to clauses (F) and (G), to the extent that any such breach, violation or contravention would not reasonably be expected to have an Adviser Material Adverse Effect;

(vi) this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser; this Agreement, the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser, provided, however, that the Adviser makes no representations or warranties with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;

(vii) the descriptions of the Adviser contained in the Registration Statement, the General Disclosure Package and the Prospectus are true, accurate and complete in all material respects;

(viii) the Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, General Disclosure Package and the Prospectus and under this Agreement and with respect to the Investment Advisory Agreement and the Administration Agreement;

(ix) subsequent to the date of the most recent financial statements contained in the Registration Statement, General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects, or regulatory status of the Adviser;

(x) the Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not reasonably be expected to have an Adviser Material Adverse Effect; the Adviser is not in violation of, or in default under, nor has the Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect;

(xi) neither the Adviser nor, to the knowledge of the Adviser, any of its partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(xii) the Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, or the Adviser, plans to terminate employment with the Company or the Adviser or (B) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect;

(xiii) the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(xiv) the Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xv) the operations of the Adviser are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transaction Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Adviser conducts business, and the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Adviser Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Adviser Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened;

(xvi) neither the Adviser nor any director, officer or employee thereof, nor, to the knowledge of the Adviser, any controlled affiliate, agent or representative thereof is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the FCPA or of the U.K. Bribery Act, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment, giving or receipt of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act or other applicable anti-corruption laws, and the Adviser and any affiliate of the Adviser have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act and other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-corruption laws; and

(xvii) neither the Adviser nor any director, officer or employee thereof, nor, to the Adviser’s knowledge, any controlled affiliate, representative or agent thereof (A) is, or is controlled or 50% or more owned by or is acting on behalf of, a Sanctioned Person, (B) is located, organized or resident in a Sanctioned Territory or (C) will directly or knowingly indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Underwriters) use the proceeds of the issuance and sale of Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity in any manner to fund or facilitate any activities of or business with any Sanctioned Person or any Sanctioned Territory, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an underwriter, adviser, investor or otherwise). The Adviser has not knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Territory, nor does the Adviser have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Territories.

Neither the Adviser nor any of the Adviser’s subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Territory, nor does the Adviser or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Territories.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Sale and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price (the “Purchase Price”), plus accrued interest, if any, from February 12, 2024, to be paid by the several Underwriters set forth is Schedule A, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Company is advised by you that the Underwriters intend initially to offer the Securities upon the terms set forth in the General Disclosure Package and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any of the Securities purchased by it to or through any Underwriter.

(b) Payment and Delivery. Payment of the Purchase Price for the Securities (less the underwriting discount) by the Underwriters to the Company by Federal Funds wire transfer, against delivery of the Securities to you through the facilities of DTC for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M. (New York City time) on the second business day after the date hereof (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10) (such time and date of payment and delivery being herein called the “Closing Time”).

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 at 10:00 a.m., New York City time, at the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 415, Rule 430B and Rule 424(b), will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Rule 482 Material, Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of the Preliminary Prospectus, the Rule 482 Material or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Act or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the Act and the Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Rule 482 Material, the General Disclosure Package or the Prospectus in order that the Rule 482 Material, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Rule 482 Material, the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Rule 482 Material, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Commission Filings. The Company has furnished or, upon written request of the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of (i) the Notification of Election and (ii) the Registration Statement, each as originally filed, and of each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Notification of Election and the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Notification of Election and Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is required to be delivered under the Act, such number of copies of the Rule 482 Material, the Prospectus (as amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Rule 482 Material, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as reasonably required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in all material respects as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h) Reporting Requirements. The Company has filed and will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(i) Business Development Company Status. The Company will use commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(j) Restriction on Transfer. Through the Closing Time, the Company shall not, and shall cause its subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Act with respect to any of the foregoing, without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to sales to the Underwriters pursuant to this Agreement.

(k) Cooperation with DTC. The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(l) Regulated Investment Company Status. The Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the Investment Company Act.

(m) Accounting Controls. The Company will use its commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the registration, issuance, sale and delivery of the Securities to the Underwriters, including any transfer or other taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Adviser’s counsel, accountants and other advisers, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, reasonable and documented expenses associated with travel, the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations and (viii) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). It is, however, understood that except as provided in this Section of the Agreement, the Underwriters shall pay all of their own costs and expenses, including, without limitations, the fees and disbursements of their counsel, any advertising expenses connected with any offers they make and all travel, lodging and other expenses of the Underwriters incurred by them in connection with any road show.

(b) Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained herein or in certificates of any officer of the Company or the Adviser delivered pursuant to the provisions hereof, to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 424(b).

(b) Opinions of Counsels for Company. At the Closing Time, the Representatives shall have received the favorable opinion and Rule 10b-5 statement, dated as of the Closing Time, of Dechert LLP, counsel for the Company and the Adviser, in form and substance reasonably satisfactory to counsel for the Underwriters. Such counsels may state that insofar as such opinions involve factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Ropes & Gray LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the sale of the Securities and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(d) Officers’ Certificates.

(i) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of (i) the chief executive officer or the president of the Company and (ii) the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(ii) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, an Adviser Material Adverse Effect, and the Representatives shall have received a certificate of the chief executive officer or the president and the chief financial or chief accounting officer of the Adviser, dated the Closing Time, to the effect that (A) there has been no such Adviser Material Adverse Effect, (B) the representations and warranties of the Adviser in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(iii) At the time of the execution of this Agreement, the Representatives shall have received from the Chief Financial Officer at the Company, dated such date, a certificate representing to certain financial and other matters in substantially the form attached as Exhibit A-1 hereto.

(iv) At the Closing Time, the Representatives shall have received from the Chief Financial Officer at the Company, dated as of the Closing Time, a certificate reaffirming the statements made in the certificate delivered at the time of execution of this Agreement.

(e) Material Adverse Change. Between the Applicable Time and the Closing Date, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the subsidiaries or the Adviser, taken as a whole shall occur or become known.

(f) Indentures. The Company and the Trustee shall have executed, authenticated, as applicable, and delivered the Second Supplemental Indenture and the Securities.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(i) Additional Documents. At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the offering of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) DTC Agreement. The Company and the Trustee shall have executed, authenticated, as applicable, and delivered the Second Supplemental Indenture and the Securities.

(k) No Ratings Downgrade. Between the Applicable Time and the Closing Time, there shall not have been any decrease in the rating of any debt incurred by the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at any time at or prior to Closing Time or, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, any Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto), or (B) any road show as defined in Rule 433(h) under the Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, any road show or the General Disclosure Package of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Underwriters by the Adviser. The Adviser agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, any Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (B) any road show as defined in Rule 433(h) under the Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, any road show or the General Disclosure Package of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent the loss, liability, claim, damage and expense relates to information concerning the Adviser;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission related to the Adviser, or any such alleged untrue statement or omission related to the Adviser; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission related to the Adviser, or any such alleged untrue statement or omission related to the Adviser, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information, and provided, further, that the Adviser’s indemnity agreement shall only apply to statements described in (i) above regarding the Adviser.

(c) Indemnification of Company, Directors, Officers and Adviser. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Adviser, their directors, as applicable, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in subsections (a) and (b) of this Section, as incurred, but only with respect to any losses, liabilities, claims, damages and expenses that arise out of, or are based upon, any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus, any Rule 482 Material or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it has not been materially prejudiced (including through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsections (a) and (b) of this Section, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to subsection (c) of this Section, counsel to the indemnified parties shall be selected by the Company. An indemnifying party shall not have the right to direct the defense of any direction in any proceeding on behalf of the indemnified party or parties. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the reasonably incurred and documented fees and expenses of more than one (1) counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (including legal or other expenses reasonably incurred in connection with investigating or defending the same) referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser’s contribution agreement shall only apply to instances in which the Adviser has an indemnity obligation as described above in Section 6(a).

The relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (and net of the portion of the underwriting discount paid by the Adviser), on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one (1) entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Adviser, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser or any of the Adviser’s subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by written notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the NYSE MKT or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within twenty-four (24) hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attn: Transaction Management, email: tmgcapitalmarkets@wellsfargo.com; and a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul Tropp, Esq.; notices to the Company and the Adviser shall be directed to them at 300 South Tryon Street, Charlotte, NC 28202, attention of Ashlee E. Steinnerd; and a copy, which shall not constitute notice, to Dechert LLP, 1900 K Street, NW, Washington, DC 20006, attention of Harry Pangas, Esq.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisers to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www. Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGES FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Adviser in accordance with its terms.

Very truly yours,

BARINGS BDC, INC.

By:	/s/ Elizabeth Murray
Name: Elizabeth Murray
Title: Chief Financial Officer

BARINGS LLC

By:	/s/ Matthew Freund
Name: Matthew Freund
Title: Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

By:	BMO CAPITAL MARKETS CORP.

By:	/s/ Zain Leela
Name: Zain Leela
Title: Director

By:	FIFTH THIRD SECURITIES, INC.

By:	/s/ Maria Yamat
Name: Maria Yamat
Title: Managing Director

By:	SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Thomas Bausano
Name: Thomas Bausano
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The purchase price for the 2029 Notes to be paid by the Underwriter shall be 97.948% of the aggregate principal amount thereof, plus accrued interest from February 12, 2024.
Underwriter	Aggregate Principal Amount of the 2029 Notes to be Purchased
Wells Fargo Securities, LLC	$45,000,000
SMBC Nikko Securities America, Inc.	$45,000,000
BMO Capital Markets Corp.	$30,000,000
Fifth Third Securities, Inc..	$30,000,000
ING Financial Markets LLC	$27,000,000
J.P. Morgan Securities LLC	$27,000,000
BNP Paribas Securities Corp.	$21,000,000
MUFG Securities Americas Inc.	$21,000,000
Regions Securities LLC	$21,000,000
SG Americas Securities, LLC	$9,000,000
BofA Securities, Inc.	$9,000,000
Citigroup Global Markets Inc.	$9,000,000
R. Seelaus & Co., LLC	$3,000,000
Roberts & Ryan, Inc.	$3,000,000
Total	$300,000,000

SCHEDULE B

1.          The Pricing Term Sheet, dated February 7, 2024, containing the terms of the Securities, substantially in the form of Schedule D, filed with the Commission on February 7, 2024 pursuant to Rule 433 (the “Pricing Term Sheet”).

SCHEDULE C

Energy Hardware Holdings, Inc., a Delaware corporation
MVC Cayman, a Cayman Island limited liability company
MVC Financial Services, Inc., a Delaware corporation
SIC Investment Holdings LLC, a limited liability company

SCHEDULE D

Barings BDC, Inc.

$300,000,000 7.000% Notes due 2029
PRICING TERM SHEET

February 7, 2024

The following sets forth the final terms of the 7.000% Notes due 2029 (the “Notes”) and should only be read together with the preliminary prospectus supplement dated February 7, 2024 together with the accompanying prospectus dated July 14, 2023, relating to these securities (the “Preliminary Prospectus”) related to the Notes, and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	Barings BDC, Inc. (the “Company”)
Security Title:	7.000% Notes due 2029
Expected Ratings*:	Baa3 / BBB- (Moody’s / Fitch)
Aggregate Principal Amount Offered:	$300,000,000
Trade Date:	February 7, 2024
Settlement Date**:	February 12, 2024 (T+3)
Maturity Date:	February 15, 2029, unless earlier repurchased or redeemed
Interest Payment Dates:	February 15 and August 15, commencing August 15, 2024
Price to Public (Issue Price):	The Notes will be issued at a price of 98.948% of their principal amount, plus accrued interest, if any, from February 12, 2024
Coupon (Interest Rate):	7.000%
Yield to Maturity:	7.254%
Spread to Benchmark Treasury:	T + 320 basis points
Benchmark Treasury:	4.000% due January 31, 2029
Benchmark Treasury Price and Yield:	99-24 ¼ / 4.054%
Optional Redemption:
Prior to January 15, 2029 (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

-      (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, or

-      100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	06759L AD5 / US06759LAD55
Joint Book-Running Managers:
Wells Fargo Securities, LLC
SMBC Nikko Securities America, Inc.
BMO Capital Markets Corp.
Fifth Third Securities, Inc.
ING Financial Markets LLC
J.P. Morgan Securities LLC
BNP Paribas Securities Corp.
MUFG Securities Americas Inc.
Regions Securities LLC
SG Americas Securities, LLC

Co-Managers: *Note:
BofA Securities, Inc.
Citigroup Global Markets Inc.
R. Seelaus & Co., LLC
Roberts & Ryan, Inc.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** The Issuer expects that delivery of the Notes will be made to investors on or about February 12, 2024, which will be the third business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding two business days will be required by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof or the next succeeding two business days should consult their advisors.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of Barings BDC, Inc. before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (the “SEC”) contains this and other information about Barings BDC, Inc. and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of Barings BDC, Inc. and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

Barings BDC, Inc. has filed a registration statement including a prospectus and the prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Barings BDC, Inc. has filed with the SEC for more complete information about Barings BDC, Inc. and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Barings BDC, Inc., any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement, if you request them by calling Wells Fargo Securities, LLC toll-free at +1 (800) 645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT A-1
FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[Intentionally Omitted]

EXHIBIT B
RULE 482 MATERIAL

Filed pursuant to Rule 497(a)
Registration No. 333-273253
Rule 482ad

[TEXT OF COMMUNICATION SENT VIA BLOOMBERG]

Issuer/Ticker	Barings BDC, Inc. (BBDC)
Expected Ratings*	Moody's: Baa3 (Stable) Fitch: BBB- (Stable)
Format	SEC Registered
Ranking	Senior Unsecured
Size	$300 Million
Tenor	5-Year
Settlement	T+3 (February 12, 2024)
Coupon Type	Fixed
Maturity Date	February 15, 2029
IPTs	T+350 bps Area
Change of Control	Yes, 100%
Active Book Runner(s)	WFS (B&D), BMO, FITB, SMBC
Use of Proceeds	To repay indebtedness under the February 2019 Credit Facility
Option Redemption	Make Whole Call 1-Month Par Call
CUSIP	06759LAD5
ISIN	US06759LAD55
Denominations	2,000 x 1,000
Timing	Today's Business
Sales into Canada	Yes - via Exemption

----Disclaimers----

*A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each of the security ratings above should be evaluated independently of any other security rating.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of Barings BDC, Inc. before investing. The preliminary prospectus supplement, dated February 7, 2023, together with an accompanying prospectus, has been filed with the Securities and Exchange Commission (the “SEC”) and contains this and other information about Barings BDC, Inc. and should be read carefully before investing.

The information in any preliminary prospectus supplement and accompanying prospectus and in this announcement is not complete and may be changed. This announcement is not an offer to sell any securities of Barings BDC, Inc. and is not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

A shelf registration statement relating to these securities is on file with and has been declared effective by the SEC. The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus. Before you invest, you should read the preliminary prospectus supplement, together with the accompanying prospectus, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request it from Wells Fargo Securities, LLC at 1-800-645- 3751; BMO Capital Markets Corp., at 1-866-864-7760; Fifth Third Securities, Inc. at 1-866-531-5353, or SMBC Nikko Securities America, Inc. at 1-888-868-6856.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded (other than any statement relating to the identity of the legal entity authorizing or sending this communication in a non-US jurisdiction). Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.